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EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS


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
                                                             THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                SEPTEMBER 30,                 SEPTEMBER 30,
                                                          --------------------------    --------------------------
(IN THOUSANDS, EXPECT PER SHARE DATA)                        1998           1997           1998           1997
                                                          -----------    -----------    -----------    -----------
Net earnings (loss):
   Continuing operations                                  $    (1,844)   $    (1,391)   $    (2,643)   $    (2,948)
   Discontinued operations                                       --               53         (1,719)           171
                                                          -----------    -----------    -----------    -----------
      Net loss                                            $    (1,844)   $    (1,338)   $    (4,362)   $    (2,777)
                                                          ===========    ===========    ===========    ===========

Weighted average common shares outstanding                     11,233         10,852         11,182         11,105

Common share equivalents                                         --             --             --             --
                                                          -----------    -----------    -----------    -----------

Weighted average common shares and common share
equivalents (if dilutive) outstanding                          11,233         10,852         11,182         11,105
                                                          ===========    ===========    ===========    ===========

Net earnings (loss) per common share (Basic & Dilutive)
      Continuing operations                               $     (0.16)   $     (0.13)   $     (0.24)   $     (0.27)
      Discontinued operations                                    --             0.01          (0.15)          0.02
                                                          -----------    -----------    -----------    -----------
         Net loss                                         $     (0.16)   $     (0.12)   $     (0.39)   $     (0.25)
                                                          ===========    ===========    ===========    ===========
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